UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________
FORM 8-K

_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): July 1, 2025
Curis, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

128 Spring Street, Building C - Suite 500, Lexington, MA 02421
(Address of Principal Executive Offices) (Zip Code)
(617) 503-6500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On July 2, 2025, Curis, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue: (i) in a registered direct offering (the “Registered Offering”), 1,538,460 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) and (ii) in a concurrent private placement (the “Private Placement” and, together with the Registered Offering, the “Offerings”), (a) in lieu of Shares to certain investors, unregistered pre-funded warrants to purchase up to an aggregate of 1,538,461 shares of Common Stock (the “Pre-Funded Warrants”), at an exercise price of $0.01 per share, and (b) unregistered warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “Unregistered Warrants”) to purchase up to an aggregate of 3,076,921 shares of Common Stock, at an exercise price of $2.15 per share. The combined purchase price for one Share and the associated Common Warrant is $2.275. The combined purchase price for one Pre-Funded Warrant and the associated Common Warrant is $2.265. The aggregate gross proceeds to the Company from the Offerings are expected to be approximately $7.0 million, before deducting fees payable to the placement agents and other estimated offering expenses payable by the Company, and excluding the proceeds from any exercise of the Unregistered Warrants.
The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-276950) that was filed with the Securities and Exchange Commission (“SEC”) on February 8, 2024 and declared effective on April 12, 2024 (the “Registration Statement”) and a prospectus supplement thereunder. The Unregistered Warrants and the shares of Common Stock issuable upon the exercise of the Unregistered Warrants (the “Warrant Shares”) are not being offered pursuant to the Registration Statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) promulgated thereunder.
The Offerings are expected to close concurrently on or before July 3, 2025, subject to the satisfaction of customary closing conditions.
The Company has engaged Laidlaw & Company (UK) Ltd. and JonesTrading Institutional Services LLC (“Jones”) to act as co-placement agents in the Offerings. The Company has agreed to pay to the placement agents collectively a cash fee of approximately $0.5 million, as well as reimburse the placement agents’ reasonable and documented out-of-pocket expenses incurred in connection with the Offerings in an aggregate amount not to exceed $0.1 million.
The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.
Unregistered Warrants
Each Pre-Funded Warrant sold in the Private Placement will be exercisable immediately upon issuance and continuing through and including the date the Pre-Funded Warrant is exercised in full. Each Common Warrant sold in the Private Placement will be exercisable immediately upon issuance and will have a term of five years from the date of issuance.
Under the terms of the Unregistered Warrants, the Company may not effect the exercise of any Unregistered Warrant, and a holder will not have the right to exercise any portion of any Unregistered Warrant if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) would exceed 4.99% or 9.99%, as elected by the holder at the date of issuance, of the number of shares of Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99% or 19.99%, as elected by the holder at the date of issuance.
In certain circumstances, upon a fundamental transaction (as described in the Unregistered Warrants, and generally including any reclassification, reorganization or recapitalization of the Common Stock, the sale, lease, license, assignment, conveyance, transfer or other disposition of all or substantially all of the Company’s assets, the Company’s consolidation or merger with or into another person in which the Company is not the surviving entity, the acquisition of more than 50% of the Company’s outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power of the Company’s outstanding Common Stock and in connection with such transaction the Common Stock is converted into or exchanged for other securities, cash or property), the holders of Unregistered Warrants will be entitled to receive upon exercise of the Unregistered Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Unregistered Warrants immediately prior to such fundamental transaction.
Notwithstanding anything to contrary, upon certain fundamental transactions, the holders of Unregistered Warrants will have the right to require the Company or a successor entity to repurchase such warrants at their fair value using a Black Scholes option pricing formula; provided that (i) the fundamental transaction is not approved by the Board of Directors of the Company, and therefore not within the Company’s control, and (ii) the alternate consideration payable to holders of Common Stock in such fundamental transaction consists of equity securities of the successor or acquirer that are quoted or listed on a nationally recognized securities exchange, then the holder of the Unregistered Warrants shall only be entitled to receive the same type or form of consideration (and in the same proportion), determined in accordance with the Black Scholes option pricing formula.
The foregoing descriptions of the form of Pre-Funded Warrant and form of Common Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Pre-Funded Warrant and Common Warrant, copies of which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
Registration Rights Agreement
On July 2, 2025, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register for resale the Warrant Shares (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Purchasers of their Registrable Securities no later than 60 days following the closing of the Private Placement (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable and to keep such registration statement effective until the earlier of (i) the date that all Registrable Securities covered by such registration statement have been sold or can be sold without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereof) promulgated under the Securities Act, and (ii) five years after the closing of the Private Placement. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.
In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) the registration statement is not declared effective prior to the earliest of (a) five business days after the date on which the Company is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (b) the 90th day following the closing of the Private Placement, if the SEC staff determines not to review the registration statement, or (c) the 120th day following the closing of the Private Placement, if the SEC staff determines to review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Purchaser as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such Purchaser in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such 30-day period during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.
The Company has granted the Purchasers customary indemnification rights in connection with the registration statement. The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement. The representations, warranties and covenants contained in the Registration Rights Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 3.02. Unregistered Sales of Equity Securities.
The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Purchase Agreement, the offering and sale of the Unregistered Warrants and the Warrant Shares in the Private Placement is being conducted pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder. The Unregistered Warrants and the Warrant Shares have not been registered under the Securities Act or any state securities laws, and the Unregistered Warrants and Warrant Shares may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The Private Placement will not involve a public offering and will be made without general solicitation or general advertising. The Purchasers represented that they are institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3), (7), (8) or (9) under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, and that they are acquiring the Unregistered Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Unregistered Warrants in violation of the United States federal securities laws.
Item 7.01. Regulation FD Disclosure
From time to time, the Company conducts meetings with third parties in which the Company utilizes a corporate slide presentation. A copy of the Company’s current corporate slide presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information in this Item 7.01 (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
Press Release
On July 2, 2025, the Company issued a press release announcing the pricing of the Offerings. A copy of the press release has been filed as Exhibit 99.2 hereto and is incorporated herein by reference.
Cash Runway
Based on the Company’s research and development plans and the Company’s timing expectations related to the progress of its programs, the Company expects that the net proceeds from the Offerings (excluding proceeds from any exercise of Unregistered Warrants), together with its existing cash and cash equivalents, will enable the Company to fund its operations into the first quarter of 2026. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects.
Sales Agreement with Cantor Fitzgerald & Co. and JonesTrading Institutional Services LLC
On July 1, 2025, the Company notified Cantor Fitzgerald & Co. (“Cantor”) and Jones that it was terminating the prospectus, dated April 12, 2024 (the “ATM Prospectus”), related to the amended and restated sales agreement (the “Sales Agreement”) that the Company entered into with Cantor and Jones on February 8, 2024 and pursuant to which the Company may offer and sell shares of its Common Stock from time to time through Cantor or Jones, as agents, under an “at-the-market” offering program. The Company will not make any sales of its Common Stock pursuant to the Sales Agreement unless and until a new prospectus relating to the shares of Common Stock to be issued and sold pursuant to the Sales Agreement is filed. The Sales Agreement remains in full force and effect. As of March 31, 2025, the Company had issued and sold 188,316 shares of its Common Stock under the Sales Agreement with Cantor and Jones for gross proceeds of approximately $1.2 million, before deducting estimated commissions. The Company has not issued and sold any shares of its common stock under the Sales Agreement subsequent to March 31, 2025.
A copy of the Sales Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (333-276950), which was originally filed with the SEC on February 8, 2024, and declared effective on April 12, 2024.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, any statements with respect to the Company’s Offerings and the expected closing of the Offerings and the Company’s anticipated cash runway; and statements of assumptions underlying any of the foregoing. Forward-looking statements may contain the words "believes," "expects," "anticipates," "plans," "intends," "seeks," "estimates," "assumes," "predicts," "projects," "targets," "will," "may," "would," "could," "should," "continue," "potential," "focus," "strategy," "mission," or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the Offerings and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that the

Company will be able to complete the Offerings on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the Offerings, the Company and its business can be found under the caption “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s prospectus supplement to be filed with the SEC, and in other filings that the Company periodically makes with the SEC. In addition, any forward-looking statements represent the views of the Company only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. The Company disclaims any intention or obligation to update any of the forward-looking statements after the date of this Current Report on Form 8-K whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Form of Unregistered Pre-Funded Warrant
4.2	Form of Unregistered Common Warrant
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
10.1	Securities Purchase Agreement, dated July 2, 2025, by and among the Company and the Purchasers named therein
10.2	Registration Rights Agreement, dated July 2, 2025, by and among the Company and the Purchasers named therein
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)
99.1	Investor Presentation
99.2	Press Release, dated July 2, 2025
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date:	July 2, 2025	By:	/s/ Diantha Duvall
Diantha Duvall
Chief Financial Officer